UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York		14620
(Address of principal executive offices)		(Zip Code)

(585) 271-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 1.01 – Entry into a Material Definitive Agreement.

ATM Offering

On March 27, 2020, Vaccinex, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (“Jefferies”), under which the Company may issue and sell shares of its common stock, par value $0.0001 per share (the “Common Stock”), from time to time for an aggregate sales price of up to $11,500,000 through Jefferies as sales agent (the “ATM Offering”).

Sales of the Common Stock, if any, under the Sale Agreement will be made by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including but not limited to sales made directly on or through the Nasdaq Capital Market or any other existing trading market for the Common Stock. Subject to the terms and conditions of the Sale Agreement, Jefferies will use its commercially reasonable efforts to sell the Common Stock from time to time, as the sales agent, based upon the Company’s instructions.

The Company has no obligation to sell Common Stock pursuant to the Sale Agreement and may at any time suspend offers under the Sale Agreement or terminate the Sale Agreement.

The Company has provided Jefferies with customary indemnification rights and Jefferies will be entitled to a commission at a fixed commission rate in an amount equal to 3.0% of the gross proceeds for each sale of the Common Stock.

This description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Common Stock to be sold under the Sale Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-236416), previously filed with the Securities and Exchange Commission (“SEC”) on February 13, 2020 and declared effective by the SEC on March 11, 2020 (the “Registration Statement”). On March 27, 2020, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Common Stock pursuant to the Sale Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock under the Sale Agreement nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Keystone Transaction

On March 27, 2020, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Keystone Capital Partners, LLC (“Keystone”). Pursuant to the terms of the Purchase Agreement, Keystone has agreed to purchase up to $5,000,000 of shares of Common Stock (the “Purchase Shares”), subject to certain limitations, at the Company’s direction from time to time during the 30-month term of the Purchase Agreement (the “Keystone Transaction”). Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Keystone (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the sale of the shares of the Common Stock issued and sold to Keystone pursuant to the Purchase Agreement under the Registration Statement.

Beginning ten business days after the date of the Purchase Agreement, the Company has the right, in its sole discretion, to present Keystone with an initial purchase notice for an aggregate amount of Purchase Shares not to exceed $100,000. Thereafter, the Company may present Keystone with purchase notices, each directing Keystone to purchase up to $500,000 of shares of Common Stock. Any purchase notice must be received by Keystone no less than five calendar days after any previous purchase notice. Keystone may not assign or transfer its rights and obligations under the Purchase Agreement.

The purchase price per share is based on the market price of the Common Stock as computed under the Purchase Agreement, subject to a floor price. The purchase price per share for each purchase will be equal to 95% of the average of the closing sale prices of the Common Stock during the five trading days prior to the purchase notice date, subject to a floor price of $3.50 per share.

The Purchase Agreement provides that the Company may not issue or sell, and Keystone may not purchase or acquire, any shares of Common Stock under the Purchase Agreement if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Keystone, would result in Keystone and its affiliates exceeding the beneficial ownership limitation, which is 4.99% of the Company’s then issued and outstanding Common Stock.

As consideration for Keystone’s commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, the Company will deliver to Keystone on the date of the Purchase Agreement 20,000 shares of Common Stock.

  The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Keystone has covenanted not to in any manner whatsoever enter into or effect, directly or indirectly, any short sale of Common Stock or any hedging transaction, which establishes a net short position with respect to Common Stock. The Company may terminate the Purchase Agreement at any time, at its sole discretion, without any cost or penalty. The Company expects to use any proceeds that it receives under the Purchase Agreement for the development of pepinemab and general corporate purposes. The number of shares of Common Stock and the per share prices of Common Stock issuable under the Purchase Agreement are subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

These descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which are attached hereto as Exhibit 10.2 and Exhibit 4.1, respectively, and incorporated by reference herein.

The Common Stock to be issued under the Purchase Agreement, if any, will be issued and sold pursuant to the Registration Statement. On March 27, 2020, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Common Stock pursuant to the Purchase Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock under the Purchase Agreement nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinions of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Common Stock in the ATM Offering and the Keystone Transaction are attached as Exhibit 5.1 and Exhibit 5.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01 – Other Events.

The Company operates in rapidly changing business environments that present numerous risks, many of which are driven by factors the Company cannot control or predict. Stockholders and investors should consider carefully the risks and uncertainties described in the Company’s filings with the SEC, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), as updated by annual, quarterly and other reports and documents that are later filed with the SEC. In addition to the Risk Factors set forth in the Annual Report and disclosures in other filings, the Company is providing the following risk factor:

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The COVID-19 coronavirus could adversely impact our business, including our clinical development plans.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. Since then, the COVID-19 coronavirus has spread to multiple countries, including the United States, and has caused significant disruptions around the world. For example, we had previously anticipated beginning enrollment in mid-2020 in our study of pepinemab in Alzheimer’s disease, but the initial enrollment date is now delayed, the extent of such delay is subject to evaluating further developments and risks related to COVID-19. We may experience further disruptions as a result of the COVID-19 pandemic that could severely impact our business, including:

•	interruption of key manufacturing, research and clinical development activities due to limitations on work and travel imposed or recommended by federal or state governments, employers and others;

•
delays or difficulties in clinical trial site operations, including difficulties in recruiting clinical site investigators and clinical site staff and difficulties in enrolling patients or treating patients in active trials;

•
interruption of key business activities due to illness and/or quarantine of key individuals and delays associated with recruiting, hiring and training new temporary or permanent replacements for such key individuals, both internally and at our third party service providers;

•
delays in research and clinical trial sites receiving the supplies and materials needed to conduct preclinical studies and clinical trials, due to work stoppages, travel and shipping interruptions or restrictions or other reasons;

•
difficulties in raising additional capital needed to pursue the development of our programs due to the slowing of our economy and near term and/or long term negative effects of the pandemic on the financial, banking and capital markets;

•
changes in local regulations as part of a response to the COVID-19 coronavirus outbreak that may require us to change the ways in which research, including clinical development, is conducted, which may result in unexpected costs; and

•
delays in necessary interactions with regulators, ethics committees and other important agencies and contractors due to limitations in employee resources, travel restrictions or forced furlough of government employees.

The global outbreak of the COVID-19 coronavirus continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the virus.

Item 9.01 – Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

4.1	Registration Rights Agreement by and between the Company and Keystone Capital Partners, LLC, dated March 27, 2020
5.1	Legal Opinion of Hogan Lovells US LLP relating to the ATM Offering
5.2	Legal Opinion of Hogan Lovells US LLP relating to the Keystone Transaction
10.1	Open Market Sale AgreementSM by and between the Company and Jefferies, LLC, dated March 27, 2020
10.2	Purchase Agreement by and between the Company and Keystone Capital Partners, LLC, dated March 27, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINEX, INC.
Date: March 27, 2020

	By:	/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer

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